Page 1 of 1                                                                   CUSIP No. 638104109
CONFIRMING STATEMENT
      This Statement confirms that the undersigned has authorized and designated Thomas E. Lynch, Charles M. B. Goldman and Justin C. Jacobs, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedule 13D (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of National Technical Systems, Inc., a California corporation.  The authority of Thomas E. Lynch, Charles M. B. Goldman and Justin C. Jacobs under this Statement shall continue until the undersigned is no longer required to file any of Forms 3, 4 and 5 and Schedule 13D with regard to the undersigned's ownership of or transactions in securities of Ambassadors Group, Inc. unless earlier revoked in writing.  The undersigned acknowledges that Thomas E. Lynch, Charles M. B. Goldman and Justin C. Jacobs are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.
Dated:  July 7, 2011         /s/ Scott P. Scharfman
        Scott P. Scharfman

B3894358.1
B3894358.1